                                                                     Exhibit 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, National Trust 234 and New Jersey Trust 137

  We consent to the use of our report dated April 7, 1999 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                             KPMG LLP

New York, New York
April 7, 1999